June 22, 2015

J. Dan Walters
208 Bruce Farm Road
Simpsonville, SC 29681

Re: Release of All Claims
Dear Dan

In accordance with our discussion, we are accepting your resignation from World Acceptance Corporation effective June 22, 2015. In return for your agreement to the release provisions of this letter, the following consideration and benefits are being made available to you:

1.	In consideration of WORLD ACCEPTANCE CORPORATION (“WORLD”)

a.
Paying you six (6) months severance in the gross amount of Ninety-nine thousand, eight hundred eight dollars and 56/100 ($99,808.56), less state and federal withholding taxes and all statutory and customary deductions, at the normally expected pay dates of World. This will be payable after receiving any and all WORLD issued equipment and property, and only after the revocation periods set forth in paragraphs three (3) and fourteen (14) of this Agreement have been met and under the understanding that the terms and conditions of paragraph six (6) will be complied with ;

b.
Paying you an additional six (6) months severance pay in the gross amount of Ninety-nine thousand, eight hundred eight dollars and 56/100 ($99,808.56), less state and federal withholding taxes and all statutory and customary deductions, at the normally expected pay dates or World if, and only if, you maintain the terms and conditions of the previously signed Confidentiality and Non-Compete Agreement (the “NDA).

c.	Continuation of your insurance up through June 30, 2016 or such time as 1) your severance payments end or you obtain other insurance, whichever occurs first.

d.	Giving you your current Company owned car.

e.
Paying your Supplemental Income Plan after the six month waiting period as stipulated in Section 3.3 of the Second Amended and Restated World Acceptance Corporation 2005 Supplemental Income Plan (November, 2007) as prorated due to your age.

you do hereby release and forever discharge WORLD, its predecessors, successors, partners, joint ventures, affiliates, related corporations or companies, assigns, Board members, officers, employees, agents, and servants (herein “WORLD” or “COMPANY”), from all manner of actions, causes of action, suits, debts, accounts, judgments, claims and demands whatsoever, legal, equitable, or administrative, including all claims for attorneys' fees, and including, but not limited to, any claim you have made or might have made under any state or federal law or regulation related to or arising either directly or indirectly from your relationship with WORLD as shareholder, customer, potential employee, employee or member of the public as of the date of this release. Without limiting the broadness of the foregoing language, you agree to release WORLD from claims under: Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, the Federal Family and Medical Leave Act, the Federal Fair Labor Standards Act, the South Carolina Constitution, South Carolina General Statutes, and all other federal, state or local law claims, including all claims for wrongful discharge, employment discrimination on any basis including sex and age, breach of express or implied contract, defamation, tortuous interference with contractual relations, intentional and negligent infliction of emotional distress, and all claims for back pay, front pay, health benefits, other benefits, vacation pay, holiday pay, sick pay, commissions, bonuses, expense reimbursements, attorneys’ fees or other monies due.

2.
You agree that should you breach any part of this Agreement, you will forfeit and repay WORLD for any payment made or other consideration offered pursuant to paragraph 1, and WORLD’s obligation to make such payments or provide such consideration will be forever extinguished. In the event a challenge is made to the enforceability of some or all of the language in this Release and a suit, demand or claim is brought by you against any party released, the released party will be entitled to a set-off in the full amount of payments made upon this Release in any action brought.

3.
No payments will be made hereunder until at least ten (10) business days following the expiration of the seven (7) day revocation period described in paragraph thirteen (13), provided that you have not exercised your right of revocation as provided in paragraph thirteen (13).

4.
Agree and acknowledge that WORLD has made no representations to you regarding the tax consequences of any funds received pursuant to this release. You agree to pay any federal, state, or local taxes for which you may be personally liable as a result of this settlement.

5.
Represent that you have not filed any complaints, claims or actions and that you will not do so at any time hereafter as to matters arising before the date of this release against WORLD with any state, federal or local agency, or court; and that if any agency or court assumes jurisdiction of any complaint, claim, or action against WORLD filed by any person, you will direct that agency or court to withdraw from or dismiss the matter without prejudice with respect to all your interests.

6.
Agree that you will not make any derogatory or disparaging remarks against or about the Company or any officers, directors or shareholders to any person or entity; that should you, at any point in the future, be in the position of hiring, you will not solicit employees of World; and you will maintain the terms and conditions of the NDA that you have previously signed as an employee of the Company.

7.
Agree that this release sets forth the entire agreement between WORLD and you, and fully supersedes any and all prior agreements or understandings whether written or oral, except for the previously signed NDA. \This Agreement provides benefits in excess of benefits to which you would be entitled under any other WORLD severance plans and these benefits are provided to which you are also entitled. The benefits set forth and named in this Agreement are all the benefits you will receive as a result of your employment with and separation from WORLD.

8.
Agree and acknowledge that WORLD does not admit, but expressly denies, any violation of any statute, regulation, or common law doctrine concerning your relationship with WORLD and that this release is not an admission or indication of any violation.

9.
Agree that you will not disclose the terms of this settlement to anyone except those who need to know of its terms for the purpose of administering the settlement, or unless you are compelled to do so by a Court of competent jurisdiction, and that should you do so, WORLD shall be entitled to recover from you the sum of total of all monies paid to you as a part of this agreement as liquidated damages, plus any attorneys' fees and costs associated with collection of these damages.

10.
Agree that, unless compelled by a court of competent jurisdiction, you will not discuss the business affairs of WORLD or its customers, or the business and/or personal affairs of its Board Members, officers or employees with any person for any purpose, and further agree that if you are contacted by any person and asked for information concerning WORLD or the aforesaid persons that you will say only that you are duty bound to have no discussions with any person about any aspect of the operations of WORLD or the business or personal affairs of any of WORLD's Board members, officers or employees.

11.	This release is binding on your heirs, executors, administrators, successors and assigns.

12.	This release is in full settlement of any claim of attorneys' fees, costs and expenses.

13.
If any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete, modify or construe, as necessary, any such invalid or unenforceable provisions and the remainder of this Agreement shall be given full force and effect.

13.
You have the right to consult with an attorney before executing this release and you are encouraged to do so. You have up to twenty-one (21) days to consider whether you want to accept this proposal. If you agree on the advice of counsel to sign this release you may revoke the release up to seven (7) days after signing it by delivering written notice of your revocation in person to Marilyn M. Messer, SPHR, Senior Vice President of Human Resources, at the following address: World Acceptance Corporation, Post Office Box 6429, Greenville, South Carolina 29606. Any revocation shall not be effective unless actually received by Marilyn Messer within seven (7) days following the date that you sign the release.

Dan, we appreciate your service to WORLD and wish you success in your future endeavors.

Sincerely,

A. A. McLean, III
Chairman of the Board/CEO
World Acceptance Corporation

I accept the terms of the Agreement set forth above.

J. Dan Walters                            Date

WITNESS:

Name                                Date